EXHIBIT 99

                                                                    NEWS RELEASE

UNITED INDUSTRIAL CORPORATION
570 LEXINGTON AVENUE, NEW YORK, NY  10022

CONTACT:   SUSAN FEIN ZAWEL
           VICE PRESIDENT CORPORATE COMMUNICATIONS
           (212) 752-8787

FOR IMMEDIATE RELEASE

         RAILWORKS TERMINATES AGREEMENT TO PURCHASE UNITED INDUSTRIAL'S
         --------------------------------------------------------------
                         TRANSPORTATION SYSTEMS BUSINESS
                         -------------------------------


SEPTEMBER 26, 2000 -- United Industrial Corporation (NYSE: UIC) announced today that RailWorks Corporation (Nasdaq: RWKS) has terminated the previously announced agreement providing for the purchase by RailWorks of United Industrial's Transportation Systems business.

The Company will continue to work with its investment banking firm, First Equity Development, Inc., to pursue its strategic alternatives, including selling the transportation business to other parties.

United Industrial Corporation is a company focused on the design and production of defense, training, transportation, and energy systems. Its products include unmanned aerial vehicles, training and simulation systems, automated aircraft test and maintenance equipment, and ordnance systems. The Company also offers logistical/engineering services for government-owned equipment and manufactures ground transportation components as well as combustion equipment for biomass and refuse fuels.

Except for the historical information contained herein, information set forth in this news release may contain forward looking statements subject to risks and uncertainties which could cause United Industrial's actual results or performance to differ materially from those expressed or implied in such statements. For additional information about United Industrial and its various risk factors, reference is made to United Industrial's most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

             For more information, please visit United Industrial's web site at www.unitedindustrial.com.

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